FOR IMMEDIATE RELEASE

Media Contact:
Christine Needles
Global Corporate Communications
Christine.Needles@interface.com
+1 404-491-4660

Investor Contact:
Bruce Hausmann
Chief Financial Officer
Bruce.Hausmann@interface.com
+1 770-437-6802

Interface Reports Fourth Quarter and Fiscal Year 2017 Results

Q4 Net Sales Growth 11.1%; Q4 Organic Sales Growth 10.9%
Q4 GAAP EPS $0.07; Q4 Adjusted EPS $0.32

FY17 Net Sales Growth 3.9%; FY17 Organic Sales Growth 5.0%
FY17 GAAP EPS $0.86; FY17 Adjusted EPS $1.18

ATLANTA – February 21, 2018 – Interface, Inc. (Nasdaq: TILE), a worldwide modular flooring company and global leader in sustainability, today announced results for the fourth quarter and fiscal year ended December 31, 2017.

"We continued to execute against our value creation strategy in the fourth quarter, delivering strong results in line with our expectations for top line growth, gross margin expansion, and SG&A control," said Jay Gould, CEO of Interface. "In the fourth quarter, we delivered solid performance down the P&L with organic sales growth of 11% with contribution across our core carpet and LVT businesses. Gross margin of 38.2% was up 60 basis points over the prior year period as we continued to see benefits of our productivity initiatives. We also held fourth quarter SG&A expenses at $71.2 million, or 26.8% of net sales, only a slight increase year over year due to higher incentive-based compensation on stronger performance this year versus last year. Excluding the impact of the new Tax Act, we delivered adjusted EPS of $0.32, up 14% versus last year."

Fourth Quarter 2017 Financial Summary

The fourth quarter included $15.2 million of provisional tax expenses ($0.25 per share) due to the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted on December 22, 2017. These expenses are principally from the one-time transition toll tax on accumulated foreign earnings and required changes to deferred tax assets and liabilities.

This summary table highlights the impact of the Tax Act in the fourth quarter:

	Q4 2017 Including Tax Act Impact	Q4 2017 Excluding Tax Act Impact
in millions except per share amounts	(GAAP)	(Non-GAAP)
Net Sales	$266.2	$266.2
Operating Income	30.6	30.6
Income Tax Expense	23.9	8.7
Net Income	4.3	19.5
Earnings Per Share	$0.07	$0.32

Sales: On a GAAP basis, fourth quarter net sales were $266.2 million, up 11.1% over the prior year period. Organic sales in the fourth quarter increased 10.9% versus the fourth quarter last year.

Organic orders (which excludes the impact of foreign currency fluctuations and the exited FLOR specialty retail stores) were up 8% year over year, with increases across both the core carpet tile business and the new LVT modular resilient flooring business.

Operating Income: Fourth quarter operating income was $30.6 million, or 11.5% of sales, up 60 basis points compared with adjusted operating income of $26.2 million, or 10.9% of sales, in the prior year period. As reported, operating income for the fourth quarter of 2016, which included a $19.8 million restructuring and asset impairment charge, was $6.4 million, or 2.7% of net sales.

Gross margin was 38.2% for the fourth quarter, an increase of 60 basis points over the prior year period, driven by productivity initiatives offset partially by raw material cost inflation.

In line with expectations, SG&A expenses in the fourth quarter were $71.2 million, or 26.8% of sales, compared to $63.8 million, or 26.6% of sales, in the fourth quarter of 2016. This 20 basis point increase is a result of additional incentive-based compensation driven by performance goal achievement that outpaced the prior year period.

Net Income and EPS: Net income during the fourth quarter of 2017 was $4.3 million, or $0.07 per share, compared to the prior year period net income of $4.7 million, or $0.07 per share.  Fourth quarter 2017 adjusted net income (which excludes the previously mentioned $15.2 million of provisional tax expense due to the Tax Act), was $19.5 million, or $0.32 per share, compared to fourth quarter 2016 adjusted net income (which excludes restructuring and asset impairment charges) of $17.8 million, or $0.28 per share.

Share Repurchases: The Company completed an additional $10.5 million of stock repurchases in the fourth quarter, executing on the previously announced $100 million share repurchase program.

Fiscal Year 2017 Financial Results

As previously noted, the fourth quarter 2017 included $15.2 million of provisional tax expenses ($0.25 per share) due to the Tax Act. In addition, the first quarter of 2017 included restructuring and asset impairment charges due largely to exiting the FLOR specialty retail business.

This summary table highlights the impact of those expenses and charge on fiscal year 2017:

	FY 2017 Including Tax Act Impact and Restructuring and Asset Impairment Charges	FY 2017 Excluding Tax Act Impact and Restructuring and Asset Impairment Charges
in millions except per share amounts	(GAAP)	(Non-GAAP)
Net Sales	$996.4	$996.4
Restructuring & Asset Impairment Charge	7.3	--
Operating Income	109.8	117.1
Income Tax Expense	47.3	34.7
Net Income	53.2	73.1
Earnings Per Share	$0.86	$1.18

Sales:  On a GAAP basis, net sales in 2017 were $996.4 million, up 3.9% compared with $958.6 million in 2016. Organic sales grew 5.0% over the same period. Organic orders grew 6.1% year over year. Carpet tile and LVT sales contributed relatively equally to organic sales and organic order growth in 2017.

Operating Income:  On a GAAP basis, operating income was $109.8 million, or 11.0% of sales in 2017, compared to $84.9 million, or 8.9% of sales, in 2016. Adjusted operating income, which excludes restructuring and asset impairment charges in both 2017 and 2016, was $117.1 million, or 11.8% of sales, in 2017, compared to adjusted operating income of $104.7 million, or 10.9% of sales, in 2016.

Gross margin of 38.7% was up 20 basis points compared to 2016.

SG&A expenses of $268.9 million, or 27.0% of net sales, were down 50 basis points versus $263.9, or 27.5% of net sales, in 2016.

Net Income and EPS: The Company reported net income of $53.2 million, or $0.86 per share, in 2017, compared with $54.2 million, or $0.83 per share, in 2016. When adjusted to exclude the Tax Act impacts as well as restructuring and asset impairment charges, net income was $73.1 million, or $1.18 per share, in 2017, compared with $67.3 million, or $1.03 per share, in 2016.

Share Repurchases: The Company completed $91.6 million of stock repurchases in 2017 as part of the previously announced share repurchase programs.

Fiscal Year 2018 Outlook

As Interface looks forward to 2018's full year goals, it is targeting to achieve 3 - 5% organic sales growth, gross profit margin of 39 - 39.5%, SG&A expenses that are relatively flat to 2017 as a percentage of net sales, an effective tax rate of 26 - 27%, interest and other expenses that are projected to be $2 million to $3 million higher than 2017, and capital expenditures of $50 million to $60 million. Based on historic seasonality, current forecasts, and prior year comparables, the Company expects its strongest operating income growth in the second and third quarters of 2018, with softer growth in the first and fourth quarters.

Non-GAAP Financial Measures

Interface provides adjusted net income, adjusted earnings per share, adjusted operating income, organic sales and organic sales growth as additional information regarding its historical operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP net income, non-GAAP EPS, non-GAAP operating income and other non-GAAP measures used by other companies. Adjusted net income, adjusted EPS and adjusted operating income exclude the effects of the Tax Act and restructuring and asset impairment charges. Organic sales and organic sales growth exclude the impact of foreign currency fluctuations and Interface's exit from its FLOR specialty retail stores. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures appear in the tables following this news release, and further information regarding the effects of the Tax Act appear above. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, February 22, 2018, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2017 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at the following address: https://edge.media-server.com/m6/p/c6kkqw86 or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

About Interface
Interface, Inc. is the world's largest manufacturer of modular carpet, and recently expanded into modular resilient flooring with a new luxury vinyl tile line. Our hard and soft tiles are designed to work together in an integrated flooring system. We are committed to sustainability and minimizing our impact on the environment while enhancing shareholder value. Our mission, Climate Take Back™, focuses on driving positive impacts in the world to create a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements. Forward-looking statements include, without limitation, information under the heading "Fiscal Year 2018 Outlook" in this new release.  Forward-looking statements may be identified by words such as "may," "expect," "forecast," "anticipate," "intend," "plan," "believe," "could," "seek," "project," "estimate," "target" and similar expressions. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2017, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings," "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do," "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely," "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations," "Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition," "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers," "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us," "We have a significant amount of indebtedness, which could have important negative consequences to us," "The market price of our common stock has been volatile and the value of your investment may decline," "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets," "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events," and "Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock." Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/31/17	1/1/17	12/31/17	1/1/17
Net Sales	$266,210	$239,507	$996,443	$958,617
Cost of Sales	164,432	149,539	610,422	589,973
Gross Profit	101,778	89,968	386,021	368,644
Selling, General & Administrative Expenses	71,218	63,811	268,878	263,919
Restructuring and Asset Impairment Charges	--	19,788	7,299	19,788
Operating Income	30,560	6,369	109,844	84,937
Interest Expense	1,978	1,367	7,128	6,130
Other Expense (Income), Net	361	(1,401)	2,177	(329)
Income Before Taxes	28,221	6,403	100,539	79,136
Income Tax Expense	23,899	1,696	47,293	24,974
Net Income	$4,322	$4,707	$53,246	$54,162

Earnings Per Share – Basic	$0.07	$0.07	$0.86	$0.83

Earnings Per Share – Diluted	$0.07	$0.07	$0.86	$0.83

Common Shares Outstanding – Basic	60,073	64,537	61,996	65,098
Common Shares Outstanding – Diluted	60,122	64,575	62,040	65,136

Organic Orders	$245,400	$227,300	$994,400	$937,600

Consolidated Condensed Balance Sheets
(In thousands)	12/31/17	1/1/17
Assets
Cash	$87,037	$165,672
Accounts Receivable	142,808	126,004
Inventory	177,935	156,083
Other Current Assets	23,087	23,123
Total Current Assets	430,867	470,882
Property, Plant & Equipment	212,645	204,508
Other Assets	157,088	160,049
Total Assets	$800,600	$835,439

Liabilities
Accounts Payable	50,672	$45,380
Accrued Liabilities	110,974	98,703
Current Portion of Long-Term Debt	15,000	15,000
Total Current Liabilities	176,646	159,083
Long-Term Debt	214,928	255,347
Other Long-Term Liabilities	78,935	80,280
Total Liabilities	470,509	494,710
Shareholders' Equity	330,091	340,729
Total Liabilities and Shareholders' Equity	$800,600	$835,439

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In thousands)	12/31/17		1/1/17
Net Income		$53,246		$54,162
Depreciation and Amortization		30,261		30,632
Stock Compensation Amortization		7,247		5,873
US Tax Act Expenses		15,174		--
Bad Debt Expense		219		145
Deferred Income Taxes and Other Items		8,154		468
Change in Working Capital
Accounts Receivable	(10,313)		(372)
Inventories	(13,629)		2,686
Prepaids and Other Current Assets	1,019		(7,720)
Accounts Payable and Accrued Expenses	11,975		12,184
Cash Provided by Operating Activities		103,353		98,058
Cash Used in Investing Activities		(31,088)		(26,429)
Cash Provided by (Used in) Financing Activities		(156,983)		19,649
Effect of Exchange Rate Changes on Cash		6,083		(1,302)
Net Increase (Decrease) in Cash		$(78,635)		$89,976

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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